Exhibit 32

                    CERTIFICATION PURSUANT TO
                    18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of G/O International, Inc. (the "Registrant") on Form 10-QSB for the year ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Jack L. Burns, President, Treasurer and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Dated: 5/11/06                               /s/Brian E. Rodriguez
      -----------                            ----------------------
                                             Brian E. Rodriguez
                                             President
                                             Treasurer
                                             Director
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